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                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 1

                         TO PURCHASE AND SALE AGREEMENT

         This Amendment No. 1 to Purchase and Sale Agreement (the "Amendment") is made as of the 30th day of March, 2001, by and among Pinkert Industrial Group, LLC, an Illinois limited liability company ("Purchaser"), and Leavitt Tube Company, Inc., a Delaware corporation ("Leavitt"), and is joined into by each of Dale R. Pinkert, an individual ("DRP"), Robert Pinkert, an individual ("RP"), and Chase Industries Inc., a Delaware corporation ("Chase"), to amend that certain Purchase and Sale Agreement, dated as of March 15, 2001 (the "Purchase Agreement"), by and among Purchaser and Leavitt and joined into by each of DRP, RP, and Chase.

         1. Definitions. Unless the context indicates otherwise, capitalized terms used but not defined in this Amendment and defined in the Purchase Agreement shall have the meanings ascribed to them in the Purchase Agreement.

         2. Schedule 1.2.6. Part II to Schedule 1.2.6 of the Purchase Agreement hereby is deleted in its entirety and replaced with the Part II to
Schedule 1.2.6 attached hereto.

         3. Section 3.1 of the Purchase Agreement hereby is amended to read in its entirety as follows:

              3.1. TIME AND PLACE OF THE CLOSING. The closing of the sale of the Purchased Assets shall take place at the offices of Deutsch, Levy & Engel, Chartered located at 225 West Washington Street, Suite 1700, Chicago, Illinois 60606 10:00 a.m., Central Standard Time, on March 30, 2001; provided, however, that if any of such conditions to Closing have not been satisfied (or waived) by March 30, 2001, then the Closing shall take place on a subsequent date not later than two business days following the satisfaction or waiver of such conditions or a subsequent date as may be mutually agreed upon by the parties (unless this Agreement is earlier terminated pursuant to Section 11.3). Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

         4. Section 3.3 of the Purchase Agreement hereby is amended to read in its entirety as follows:

              3.3. EFFECTIVE TIME. The transfer of the Purchased Assets shall be deemed to occur at 11:59 p.m. Central Standard Time on the Closing Date (the "Effective Time"). All of the transactions described in this
         Article 3 shall be deemed to occur simultaneously, and none shall be deemed completed until all are completed

         5.   The reference to "thirty (30) days" in the first sentence of
Section 3.4.1 is hereby amended such that such reference shall be "forty-five
(45) days."

         6. Schedule 4.14. Part III to Schedule 4.14 of the Purchase Agreement is hereby amended by adding thereto the information set forth in
Schedule 4.14A attached hereto.



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         7.   Schedule 6.6.1. Schedule 6.6.1 of the Purchase Agreement is hereby amended to reflect the changed status of employees as set forth on Schedule 6.6.1A attached hereto, notice of which changed status is deemed given for purposes of Section 6.6.1 of the Purchase Agreement.

         8. Incorporation by Reference. Sections 11.2, 11.5, 11.7, 11.8, 11.10, 11.11 and 11.12 or the Purchase Agreement are incorporated herein by reference.

         As amended, the Purchase Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


                                      PINKERT INDUSTRIAL GROUP, L.L.C.


                                      By:  /s/ Dale R. Pinkert
                                         ------------------------------------
                                      Name:  Dale R. Pinkert
                                           ----------------------------------
                                      Title:  Manager
                                            ---------------------------------



                                      LEAVITT TUBE COMPANY, INC.


                                      By:  /s/ Martin V. Alonzo
                                         ------------------------------------
                                      Name:  Martin V. Alonzo
                                           ----------------------------------
                                      Title:  Chief Executive Officer
                                            ---------------------------------


                                      CHASE INDUSTRIES INC.


                                      By:  /s/ Martin V. Alonzo
                                         ------------------------------------
                                      Name:  Martin V. Alonzo
                                           ----------------------------------
                                      Title:  Chief Executive Officer
                                            ---------------------------------


                                      /s/ Dale R. Pinkert
                                      ---------------------------------------
                                      Dale R. Pinkert


                                      /s/ Robert Pinkert
                                      ---------------------------------------
                                      Robert Pinkert


                                      S-1
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                                   SCHEDULES


The Schedules (and portions thereof) referenced in Amendment No. 1 to Purchase and Sale Agreement included herewith as Exhibit 2.3 have been omitted as permitted under item 601(b)(2) of Regulation S-K. The Schedules (and portions thereof) referenced in Exhibit 2.1 herewith include the following:

         Schedule 1.2.6
         Schedule 4.14A
         Schedule 6.6.1A

Chase Industries Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.